UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2025, the board of directors (the “Board”) of bioAffinity, Inc. (the “Company”) appointed Roberto Rios, CPA and John J. Oppenheimer, M.D. as members of the Board, each with an initial term expiring at the Company’s 2026 annual meeting of stockholders.

Neither Mr. Rios nor Dr. Oppenheimer was selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between either Mr. Rios or Dr. Oppenheimer and the Company that would require disclosure under Item 404(a) of Regulation S-K. The annual compensation of Mr. Rios and Dr. Oppenheimer will be consistent with that provided to the Company’s other non-employee directors.

On August 12, 2025, Gary Rubin informed the Board of the Company that he was resigning from the Board and from the Nominating and Corporate Governance Committee effective immediately. Mr. Rubin’s resignation was not the result of any disagreement with the Company or the Board on any matters relating to the operations, policies or practices.

In connection with the appointments of Mr. Rios and Dr. Oppenheimer and the resignation of Mr. Rubin, the Board appointed Mr. Rios as the Chair of the Audit Committee and as a member of the Compensation Committee. Dr. Oppenheimer was appointed to serve on the Nominating and Corporate Governance Committee. In addition, the Board appointed Jamie Platt to serve on the Audit Committee, Robert Anderson to serve on the Compensation Committee, and Jamie Platt to serve as the Chair of the Nominating and Corporate Governance Committee.

Item 8.01. Other Events.

On August 18, 2025, the Company issued a press release announcing the appointments of Mr. Rios and Dr. Oppenheimer as directors of the Company. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2025	BIOAFFINITY TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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